UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2013

INVESTORS HERITAGE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 9, 2013, at the annual meeting of the Board of Directors, Raymond L. Carr, formerly Vice President, Chief Financial Officer, was elected to the office of Executive Vice President, Chief Operating Officer.

(c) On May 9, 2013, at the annual meeting of the Board of Directors, the following individuals were newly elected to the following positions:

Raymond L. Carr, age 64, Executive Vice President, Chief Operating Officer. For the past ten years Mr. Carr has been the Vice President, Chief Financial Officer and he has been an employee with the Company for 40 years.

Larry J. Johnson II, age 40, Vice President, Chief Financial Officer. For the past ten years Mr. Johnson has been the Assistant Vice President, Administrative Operations and he has been an employee with the Company for ten years. As Chief Financial Officer, Mr. Johnson is the principal accounting officer of the Company.

There are no family relationships between Mr. Carr or Mr. Johnson and any director or other executive officer of the Company.

 Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The By-Laws of the Company were amended and restated by the Board of Directors in accordance with the By-Laws at the annual meeting of the Board of Directors held on May 9, 2013.

The primary purposes of amending and restating the By-Laws was to update several provisions and to designate several additional officers for the Company.  Article II, Section 1 was deleted in its entirety and was replaced with the same provision that is in the Articles of Incorporation providing for a staggered board of directors.  Article IV, Section 1 was amended to provide for several officers that had not been previously included in the by-laws, specifically, executive vice presidents, chief financial officer, and chief operating officer.  Article V was amended and restated to change the standard of care required for indemnification of a director or an officer to comply with current Kentucky statutes. The previous provision provided for indemnification of a director and/or officer “except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director or Officer; provided, however, that in the case of an action, suit or proceeding which is settled or compromised such right of indemnification shall be applicable only (a) if such settlement or compromise is approved by the court having jurisdiction of such action, suit or proceeding and  (b) to the extent provided in the terms of such compromise or settlement so approved.”  The amended and restated provision provides for indemnification of a director or officer “if the Director or Officer (a) conducted himself in good faith; and (b) reasonably believed (i) in the case of conduct in his official capacity with the Company, that his conduct was in the Company’s best interest and (ii) in all other cases, that his conduct was at least not opposed to the Company’s best interests; and (c) in the case of a criminal proceeding, the Director or Officer had no reasonable cause to believe his conduct was unlawful.”

The amended and restated provision of Article V also provides that “[T]he Company shall not indemnify a Director or Officer (a) in connection with a Proceeding by or in the right of the Company in which the Director or Officer is adjudged liable to the Company or (b) in connection with any other Proceeding charging improper personal benefit to the Director or Officer, whether or not involving an action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.” The current By-Laws contain a provision similar to subparagraph (a) above but do not contain a provision similar to subparagraph (b) above.

Further amendments contained in the Amended and Restated By-Laws include updating and revising the duties and responsibilities of certain officers and various other provisions to provide for electronic communications with directors and stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

The 2013 annual meeting of the stockholders of Investors Heritage Capital Corporation was held May 9, 2013 at 11:00 a.m. at which time the stockholders were asked to vote on the proposals set forth in (b) below:

(b) The proposals voted upon at the 2013 annual meeting of stockholders of Investors Heritage Capital Corporation and the results thereof are as follows:

(1) to elect three (3) directors to hold office for a term of three (3) years or until their successors are duly elected and qualified.

The following individuals were elected and the number of votes cast was as follows:

		WITHHELD
	FOR	AUTHORITY
Gordon C. Duke	756,417	318
Harry Lee Waterfield II	756,443	292
Michael F. Dudgeon, Jr.	756,298	437

(2) to approve a non-binding resolution to approve the compensation of Investors Heritage Life Insurance Company’s named executive officers.

FOR	741,526
AGAINST	1,363
ABSTAIN	13,846

(3) to approve an advisory vote on the frequency of advisory votes on executive compensation.

1 YEAR	743,460
2 YEARS	54
3 YEARS	116
ABSTAIN	13,105

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibit 3(ii) is attached which contains the Amended and Restated By-Laws of Investors Heritage Capital Corporation as adopted on May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: May 10, 2013	By:	/s/Harry Lee Waterfield II
Harry Lee Waterfield II
President

EXHIBIT INDEX

3(ii) Amended and Restated By-Laws of Investors Heritage Capital Corporation